                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                              PLATO Learning, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

[PLATO LOGO]




DEAR FELLOW STOCKHOLDERS:

Our directors and officers join me in extending a cordial invitation to attend the Annual Meeting of Stockholders of PLATO Learning, Inc., (the "Company"), a Delaware corporation, at 12:00 noon (CST) on Thursday, March 14, 2002, at the Radisson Hotel South and Plaza Tower, 7800 Normandale Boulevard, Minneapolis, Minnesota 55439-3145.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describes the business to be transacted at the meeting. We also plan to review the status of the Company's business at the meeting.

At last year's Annual Meeting over 91% of the outstanding shares were represented. It is important that your shares be represented whether or not you are personally able to attend the meeting. Regardless of the number of shares you own, your vote is important. In order to insure that you will be represented, we ask you to please complete, sign and date the enclosed proxy card and return it promptly. This will not limit your right to vote in person or to attend the Annual Meeting.

Our Annual Report for the fiscal year 2001 is enclosed with this mailing.

The continuing interest of the stockholders in the business of the Company is gratefully acknowledged and we look forward to seeing you at the Annual Meeting.

Sincerely,




John Murray
President and
Chief Executive Officer


February 4, 2002


PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, MN  55437

                              PLATO LEARNING, INC.
                           10801 NESBITT AVENUE SOUTH
                              BLOOMINGTON, MN 55437

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 14, 2002

To Our Stockholders:

The Annual Meeting of Stockholders of PLATO Learning, Inc. (the "Company") will be held at 12:00 noon (CST) on Thursday, March 14, 2002, at the Radisson Hotel South and Plaza Tower, 7800 Normandale Boulevard, Minneapolis, Minnesota 55439-3145 for the purpose of considering and voting on the following matters:

1.   To elect one director to the Board of Directors.

2.   To approve the PLATO Learning, Inc. 2002 Stock Plan.

3. To approve an amendment to the Company's Amended Certificate of Incorporation that would increase the number of shares of Common Stock, par value $0.01 per share, that the Company is authorized to issue from 25 million shares to 50 million shares.

4. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending October 31, 2002.

5. To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 18, 2002 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

BY THE ORDER OF THE BOARD OF DIRECTORS,




Steven R. Schuster
Corporate Secretary

February 4, 2002

                              PLATO LEARNING, INC.
                           10801 NESBITT AVENUE SOUTH
                              BLOOMINGTON, MN 55437

                                 PROXY STATEMENT
                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, March 14, 2002 at 12:00 noon (CST) at the Radisson Hotel South and Plaza Tower, 7800 Normandale Boulevard, Minneapolis, Minnesota 55439-3145, and at any adjournment thereof, for the purpose set forth in the Notice of Annual Meeting of Stockholders.

WHO CAN VOTE

Only the holders of the Company's common stock whose names appear of record on the Company's books at the close of business on January 18, 2002 are entitled to vote at the Annual Meeting. At the close of business on January 18, 2002, a total of 16,433,605 shares of common stock were outstanding. Each holder of common stock is entitled to one vote for each share held. Stockholders do not have the right to vote cumulatively as to any matter.

VOTING

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the Annual Meeting, and the number of stockholders present in person or by proxy will determine whether or not a quorum is present. The affirmative vote of a majority of shares present or represented and entitled to vote on each Proposal is required for approval. If a broker indicates on the proxy that it does not have discretionary authority from the beneficial owner of the shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

A stockholder may, with respect to the election of directors in Proposal 1, (i) vote "FOR" the election of the named director nominee, or (ii) "WITHHOLD" authority to vote for the named director nominee. A stockholder may, with respect to Proposals 2 through 4, (i) vote "FOR" such proposal, (ii) vote "AGAINST" such proposal, or (iii) "ABSTAIN" from voting on such proposal. Abstentions are not counted as votes "for" or "against" a proposal, but are counted in determining the number of shares present or represented on a proposal. Therefore, since approval of Proposals 2 through 4 require the affirmative vote of a majority of the shares of Common Stock present or represented, abstentions have the same effect as a vote "against" those proposals.

Shares of common stock represented by proxies in the form solicited will be voted in the manner directed by the stockholder. If no direction is made, the proxy will be voted "FOR" the election of the named director nominee in Proposal 1 and "FOR" Proposals 2 through 4. A stockholder may revoke his or her proxy at any time before it is voted by delivering to an officer of the Company a written notice of termination of the proxy's authority, by filing with an officer of the Company another proxy bearing a later date before the Annual Meeting, or by appearing and voting at the Annual Meeting. This Proxy Statement and the form of proxy enclosed are being mailed on or about February 4, 2002.

OTHER

Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telecommunications, or personal calls.

THE COMPANY'S 2001 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS, IS BEING FURNISHED TO EACH STOCKHOLDER WITH THIS PROXY STATEMENT. THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO INVESTOR RELATIONS, PLATO LEARNING, INC., 10801 NESBITT AVENUE SOUTH, BLOOMINGTON, MINNESOTA 55437.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information provided to Company, as of January 9, 2002, as to the beneficial ownership of the Company's Common Stock by (i) the Named Executive Officers (as defined elsewhere in this Proxy Statement) and Directors, (ii) all current Directors and Executive Officers as a group, and
(iii) each person known to the Company to be the beneficial owner of more than 5% of such stock:

                                                         Amount and Nature
Beneficial Owners                                       Beneficial Ownership           Percent of Class
------------------------------------------------     --------------------------    -----------------------
Named Executive Officers:
   John Murray                                                    111,976 (1)                0.7%
   William R. Roach (3)                                            41,150 (1)                0.3%
   John M. Buske                                                   12,754 (1)                0.1%
   David H. LePage                                                106,038 (1)                0.6%
   Wellesley R. Foshay, Ph.D.                                      91,427 (1)                0.6%
   John C. Super                                                   57,298 (1)                0.3%
   G. Thomas Ahern                                                 77,571 (1)                0.5%

Directors:
   Jack R. Borsting, Ph.D.                                         47,779 (1)                0.3%
   Hurdis M. Griffith, Ph.D., RN                                   26,266 (1)                0.2%
   John L. Krakauer                                                75,212 (1)                0.5%
   Gen. Dennis J. Reimer USA (Ret.)                                33,334 (1)                0.2%
   William R. Roach (3)                                            41,150 (1)                0.3%
   Arthur W. Stellar, Ph.D.                                        29,367 (1)                0.2%

All Current Directors and Executive Officers
as a Group (18 individuals)                                       845,425 (2)                5.2%

5% Holders:
   Kopp Investment Advisors, Inc. (4)                           2,441,276                   14.9%
   Zurich Scudder Investments, Inc. (5)                         1,481,630                    9.0%
   SAFECO Asset Management Co. (6)                                955,576                    5.8%

(1)  Includes 92,888, 41,150, 8,888, 100,330, 68,312, 51,114, 35,998, 44,446,
     25,333, 18,000, 32,001, 41,150 and 26,667 shares which Messrs. Murray,
     Roach, Buske and LePage, Dr. Forshay, Messrs. Super and Ahern, Drs. Borsting and Griffith, Mr. Krakauer, General Reimer, Mr. Roach and Dr. Stellar, respectively, may acquire within 60 days from the date hereof, pursuant to the exercise of stock options.

(2) Includes 666,440 shares which the Named Executive Officers, Directors and other Executive Officers of the Company may acquire within 60 days from the date hereof, pursuant to the exercise of stock options.

(3) Effective November 17, 2000, the Company announced the resignation of William R. Roach as the Company's Chief Executive Officer and the promotion of John Murray to Chief Executive Officer. William R. Roach continues to serve as a member of the Board of Directors.

(4) The business address of Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, MN 55435.

(5) The Business address of Zurich Scudder Investments, Inc. is 345 Park Avenue, 25th Floor, New York, NY 10154.

(6) The business address of SAFECO Asset Management Company is 601 Union Street, Suite 2500, Seattle, WA 98101.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The Company's Board of Directors (the "Board") consists of seven persons (each a "Director") and is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining Directors. A Director elected by the Board to fill a vacancy, including a vacancy created by an increase in the number of Directors, shall serve for the remainder of the full term of the class in which the vacancy occurred and until such Director's successor is elected and qualified.

The terms of the three Class III Directors expire with this Annual Meeting of Stockholders. Dr. Jack R. Borsting, Ph.D., a Director of the Company since 1993, will retire from the Board on March 14, 2002. In addition, Dr. Hurdis M. Griffith, Ph.D., a Director of the Company since 2000, has decided not to stand for re-election. General Dennis J. Reimer USA (Ret), the nominee for Class III Director, if elected, will serve three years until the 2005 Annual Meeting or until a successor has been elected and qualified. The current Class I and II Directors will continue in office until the 2003 and 2004 Annual Meetings, respectively.

Directors are elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares entitled to vote in the election represented in person or by proxy. Thus, assuming a quorum is present, the person receiving the greatest number of votes will be elected to serve as a member of the Board. Accordingly, abstentions and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If the nominee should be unable or unwilling to serve as a Director, an event that is not anticipated, the proxies will be voted for a substitute nominee designated by the Board.

The following sets forth information as to the nominee for election and each of the Directors continuing in office.

                              NOMINEE FOR DIRECTOR
                  CLASS III - SERVING UNTIL 2005 ANNUAL MEETING

GENERAL DENNIS J. REIMER USA (RET.)
------------------------------------
AGE:                                    62
DIRECTOR SINCE:                         2000
PRINCIPAL OCCUPATION:                   Director of the National Memorial
                                        Institute for the Prevention of
                                        Terrorism

RECENT BUSINESS EXPERIENCE:             General Reimer has served as the
                                        Director of the National Memorial
                                        Institute for the Prevention of
                                        Terrorism since April 2000. He served in
                                        the United States Army from 1962 until
                                        his retirement in August 1999. General
                                        Reimer was the U.S. Army's Chief of
                                        Staff from June 1995 until his
                                        retirement. He previously held several
                                        command assignments.

OTHER DIRECTORSHIPS:                    DRS Technologies and Microvision


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEE IN PROPOSAL 1. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted for the Class III nominee for the Board of Directors named above.

                         DIRECTORS CONTINUING IN OFFICE
                   CLASS I - SERVING UNTIL 2003 ANNUAL MEETING

WILLIAM R. ROACH
---------------------------------
AGE:                                    61
DIRECTOR SINCE:                         1989
PRINCIPAL OCCUPATION:                   Private investor and consultant

RECENT BUSINESS EXPERIENCE:             From 1989, when he founded the Company,
                                        until his resignation in November 2000,
                                        Mr. Roach served as the Company's
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer. He also served
                                        as President of the Company until
                                        January 2000.

JOHN L. KRAKAUER
---------------------------------
AGE:                                    60
DIRECTOR SINCE:                         1993
PRINCIPAL OCCUPATION:                   Private investor and consultant

RECENT BUSINESS EXPERIENCE:             Since February 2000, Mr. Krakauer has
                                        served as part time President, CEO and
                                        Director of RVision Corporation, a
                                        private video patient education company.
                                        From June 1989 to March 1995, Mr.
                                        Krakauer served as Executive Vice
                                        President of HealthCare COMPARE Corp., a
                                        medical cost management company. From
                                        May 1994 to March 1995, he served as a
                                        Director, and from July 1994 to December
                                        1994, he served as interim President and
                                        Chief Executive Officer of Cardiac
                                        Alliance, Inc., a home health care
                                        company specializing in cardiac care.

                  CLASS II - SERVING UNTIL 2004 ANNUAL MEETING


JOHN MURRAY
---------------------------------
AGE:                                    46
DIRECTOR SINCE:                         2000
PRINCIPAL OCCUPATION:                   President and Chief Executive Officer of
                                        PLATO Learning, Inc.

RECENT BUSINESS EXPERIENCE:             Mr. Murray was elected to the Board of
                                        Directors on January 31, 2000. He has
                                        been Chief Executive Officer of the
                                        Company since November 2000. From
                                        January 2000 to November 2000, he was
                                        President, Chief Operating Officer and
                                        Acting Chief Financial Officer. From
                                        October 1998 to January 2000, he was
                                        Executive Vice President and Chief
                                        Financial Officer. From October 1997 to
                                        October 1998, Mr. Murray served as
                                        Senior Vice President, Operations and
                                        from April 1996 to October 1997, he
                                        served as Vice President, Product
                                        Development. From November 1994 to March
                                        1996, he was Vice President, Aviation
                                        Sales & Operations and from 1991 to
                                        1994, he was Vice President, Eastern
                                        Aviation Sales & Operations. Mr. Murray
                                        joined the Company in 1989 as Managing
                                        Director of the Company's United Kingdom
                                        subsidiary.

ARTHUR W. STELLAR, PH.D.
---------------------------------
AGE:                                    54
DIRECTOR SINCE:                         2000
PRINCIPAL OCCUPATION:                   President and Chief Executive Officer
                                        High/Scope Educational Research
                                        Foundation

RECENT BUSINESS EXPERIENCE:             Dr. Stellar was appointed as President
                                        and Chief Executive Officer of the
                                        High/Scope Educational Research
                                        Foundation (a research, development,
                                        training and public advocacy
                                        organization) in January 2001. From July
                                        1996 until his recent appointment, Dr.
                                        Stellar served as the Superintendent of
                                        the Kingston City Schools in New York.
                                        Previously he served as Superintendent
                                        in various school districts located in
                                        several different states.

For the remainder of this Proxy Statement, unless otherwise stated, the years 2001, 2000 and 1999 refer to the Company's fiscal years ended October 31, 2001, 2000 and 1999, respectively. In addition, all references to common stock amounts, shares and per share data have been adjusted to give retroactive effect to the 4-for-3 stock split which was effective October 26, 2001.

                              DIRECTOR COMPENSATION

In 2001, Directors who were not employees or affiliates of the Company were eligible to receive grants of options to acquire shares of the Company's Common Stock as follows: 13,334 options upon initial election to the Board and 6,667 options on the Annual Meeting date for service in the prior fiscal year (including Directors who retire or do not stand for re-election). In addition, for service in the current fiscal year, Directors received 3,334 options and the Chairman of the Board received 3,334 options. The Chairman of the Board has the option to recommend additional grants based on Company performance and the achievement of goals. All options were granted at the fair market value of the Company's Common Stock on the date of grant, vest immediately and expire ten years following the date of grant.

In 2001, Directors who were not employees or affiliates of the Company received options to acquire 63,335 shares of the Company's Common Stock at exercise prices ranging from $13.31 to $15.64 per share.

Effective December 4, 2001, Directors who are not employees or affiliates of the Company are eligible to receive grants of options to acquire shares of the Company's Common Stock as follows: 13,500 options upon initial election to the Board and 6,750 options on the Annual Meeting date for service in the prior fiscal year (including Directors who retire or do not stand for re-election). In addition, for service in the current fiscal year, Directors receive 3,500 options, the Chairman of the Board receives 3,500 options, and Committee Chairs receive 1,500 options. The Chairman of the Board has the option to recommend additional grants based on Company performance and the achievement of goals. All options are granted at the fair market value of the Company's Common Stock on the date of grant, vest immediately and expire ten years following the date of grant.

All travel and business expenses relating to meetings attended and the conduct of business on behalf of the Company are reimbursed. Directors who are employees or affiliates of the Company receive no additional compensation for their services as a Director of the Company.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held ten meetings in 2001, and each of the Company's current directors attended at least 80% of those meetings. In addition, the Board passed three resolutions by written consent in 2001.

The Board of Directors has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Current Directors attended 100% of the Committee meetings of which they were members.

The Audit Committee, consisting of Dr. Borsting (Chair), General Reimer and Dr. Griffith, met four times in 2001. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants, and recommends the appointment of independent accountants to the Board of Directors. The Audit Committee has adopted a written Audit Committee Charter that was included with last year's Proxy Statement.

The Compensation Committee, consisting of Mr. Krakauer (Chair) and Drs. Stellar and Griffith, met twice in 2001. The Compensation Committee administers and makes awards under the Company's stock option and stock incentive plans and also studies and recommends the implementation of all compensation programs for directors and executive officers of the Company.

The Nominating and Corporate Governance Committee, consisting of General Reimer (Chair), Dr. Borsting, Mr. Krakauer and Mr. Murray, met twice in 2001. The Nominating and Corporate Governance Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition. In addition, the Nominating and Corporate Governance Committee facilitates an annual evaluation by Board members of the Board and individual director performance.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Compensation Committee members are employees or executive officers of the Company. None of the Company's directors or executive officers is a director or executive officer of any other company that has a director or executive officer who is also a director of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

This report is submitted by Mr. Krakauer and Drs. Stellar and Griffith in their capacity as the Board of Directors' Compensation Committee and addresses the Company's compensation policies for 2001 as they affected the Chief Executive Officer (the "CEO") and the other executive officers of the Company (including the Named Executive Officers, as defined elsewhere in this Proxy Statement).

                             COMPENSATION PHILOSOPHY

The Company's compensation philosophy, as developed under the supervision of the Compensation Committee, is highly incentive oriented, particularly for executive officers. The goals of the executive compensation program are to attract, retain, and reward executive officers who contribute to the success of the Company. Compensation opportunities are aligned with the Company's business objectives. The compensation programs are designed to motivate executive officers to meet annual corporate performance goals and enhance long-term stockholder value.

In designing and administering the individual elements of the executive compensation program, the Compensation Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance, and determining incentive awards.

                    OVERVIEW OF EXECUTIVE COMPENSATION POLICY

The executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. Accordingly, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals. The overall objectives of this strategy are to motivate the CEO and executive officers to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity-based plans to maintain a high quality core of executives, and finally, to provide a compensation package that recognizes individual contributions, as well as overall business results.

The Compensation Committee receives the recommendations of the CEO for the compensation to be paid to executive officers, including the Named Executive Officers, and after due deliberation determines the compensation of such executive officers and the CEO. This process is designed to ensure consistency throughout the executive compensation program. The key elements of the Company's executive compensation program consist of base salary, annual cash incentive compensation, and stock option incentives.

The Compensation Committee believes the CEO's compensation should be heavily influenced by Company performance, including the achievement of long-term strategic objectives, profitable growth, and increased stockholder value. Therefore, although there is necessarily some subjectivity in setting the CEO's base salary, major elements of the compensation package are directly tied to Company performance. The current CEO's annual salary was $249,115 in 2001. In connection with his promotion to CEO in November 2000, Mr. Murray's annual salary was increased from the prior year's amount and he was granted 53,334 stock options on November 20, 2000.

The Compensation Committee's policies with respect to each of the compensation program elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package provided by the Company, including group health and life insurance and participation in the Company's 401(k) Plan.

                                  BASE SALARIES

Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, as well as their contribution to the achievement of Company goals. The Committee believes that the Company generally establishes relatively conservative executive officer base salaries. These base salaries are reviewed annually by the Committee in view of overall Company performance and may be adjusted to reflect changes in responsibilities and the executive's personal contribution to corporate performance.

                       ANNUAL CASH INCENTIVE COMPENSATION

Annual cash incentive awards are intended to provide executive officers an additional incentive for achieving the annual performance goals established in the yearly business plan. Commissions are based on a percentage of revenues and bonuses are based on the achievement of pre-established annual operating and financial goals and personal objectives.

                             STOCK OPTION INCENTIVES

Stock options provide executives with the opportunity to build an equity interest in the Company and to share in the appreciation of the value of the Company's stock. Stock options are granted at the fair market value of the stock on the date of the grant, are subject to vesting over three years, and only have future value for the executives if the stock price appreciates from the date of grant. Factors influencing stock option grants to executive officers include the performance of the Company, the relative levels of responsibility, contributions to the business of the Company, and competitiveness with other growth-oriented companies. Stock options granted to executive officers are approved by the Committee. Stock options granted to the current CEO and the other Named Executive Officers on December 5, 2000 resulted from the achievement of 2000 revenue and earnings growth objectives and certain strategic growth objectives. In addition, the current CEO was granted options as stated in his employment agreement on November 20, 2000, and the current CEO and other executive officers were granted options on September 18, 2001.

                                    BENEFITS

Benefits offered to executive officers are largely those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Company's 401(k) Plan. These benefits are not tied directly to corporate performance.

The Compensation Committee believes that the Company's executive compensation policies and programs serve the interests of the Company and its stockholders.

                                       THE COMPENSATION COMMITTEE OF
                                       THE BOARD OF DIRECTORS

                                       Mr. John L. Krakauer (Chair)
                                       Dr. Hurdis M. Griffith
                                       Dr. Arthur W. Stellar

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table provides certain summary information relating to compensation paid to, or accrued by the Company on behalf of, (i) each person who served as the Company's Chief Executive Officer in 2001, (ii) the four other most highly compensated executive officers of the Company who were serving as executive officers as of October 31, 2001, and (iii) one other former executive officer who, but for the fact that he was not an executive officer as of October 31, 2001, would have been one of the four other most highly compensated executive officers in 2001 (together the "Named Executive Officers").

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                        ANNUAL COMPENSATION                     AWARDS
                                            -------------------------------------------   -------------------
                                                                                               SECURITIES
   NAME AND PRINCIPAL POSITION AT                                                              UNDERLYING        ALL OTHER
             10/31/2001                         YEAR            SALARY          BONUS          OPTIONS(1)       COMPENSATION
----------------------------------------------------------------------------------------------------------------------------
John Murray                                     2001           $249,115      $ 100,000            94,708              $--
     President and                              2000            202,116        215,000            83,333               --
     Chief Executive Officer (2)                1999            175,000        100,000            32,000               --
--------------------------------------------------------------------------------------------------------------------------
William R. Roach                                2001             13,807             --            30,000          273,373(3)
     Former Chief Executive Officer (2)         2000            239,452        215,000            30,000           12,480(4)
                                                1999            225,000             --            64,000           12,480(4)
--------------------------------------------------------------------------------------------------------------------------
John M. Buske                                   2001            149,538         75,000            53,334               --
     Vice President Finance and                 2000                 --             --                --               --
     Chief Financial Officer (5)                1999                 --             --                --               --
--------------------------------------------------------------------------------------------------------------------------
David H. LePage                                 2001            154,736         12,500            20,667               --
     Senior Vice President, Operations          2000            142,631         60,000            20,000               --
                                                1999            130,000             --            18,667               --
--------------------------------------------------------------------------------------------------------------------------
Wellesley R. Foshay, Ph.D.                      2001            153,468          7,500            13,334               --
     Vice President, Instructional Design       2000            148,542         22,500            14,667               --
     and Cognitive Learning                     1999            140,000             --            16,000               --
--------------------------------------------------------------------------------------------------------------------------
John C. Super                                   2001            139,745         20,000            22,001               --
     Vice President, Strategic Planning         2000            131,410         22,500             9,333               --
                                                1999            125,000             --            13,333               --
--------------------------------------------------------------------------------------------------------------------------
G. Thomas Ahern                                 2001            145,234         22,500            13,334               --
     Former Executive Vice President,           2000            141,723         55,000            22,667               --
     Sales & Marketing (6)                      1999            140,000         15,000            25,333               --
--------------------------------------------------------------------------------------------------------------------------


NOTE: Certain information required in this table is not applicable to the Company or the individuals named above for the periods presented.

(1) None of the Named Executive Officers has been granted stock appreciation rights ("SARs") or holds shares of restricted stock that are subject to performance-based conditions on vesting. Effective October 26, 2001, the Company's Board of Directors authorized a 4-for-3 stock split, effective in the form of a stock dividend, of the then issued and outstanding shares of the Company's common stock. Accordingly, the number of securities underlying options have been adjusted to give retroactive effect to the split.

(2) Effective November 17, 2000, the Company announced the resignation of William R. Roach as the Company's Chief Executive Officer and the promotion of John Murray to Chief Executive Officer. William R. Roach continues to serve as a member of the Board of Directors.

(3) Amounts paid pursuant to Mr. Roach's Severance and Non-Competition Agreement following his resignation.

(4) Amount consists of premiums paid by the Company for term life insurance (of which the Company is not the beneficiary).

(5) In December 2001, the Company announced the promotion of John M. Buske to Chief Operating Officer and Chief Financial Officer.

(6) G. Thomas Ahern resigned as the Company's Executive Vice President, Sales and Marketing on August 13, 2001. In addition to the bonus amounts presented, Mr. Ahern was paid commissions (based on a percentage of reveneue) of $41,420, $132,604 and $91,661 in 2001, 2000 and 1999, respectively.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information relating to grants of stock options to the Named Executive Officers during 2001. No stock appreciation rights ("SARs") were granted to the Named Executive Officers in 2001, and none of the Named Executive Officers held SARs as of October 31, 2001.


                                                                                                         POTENTIAL REALIZABLE
                                                                                                           VALUE AT ASSUMED
                                                     PERCENT OF                                         ANNUAL RATES OF STOCK
                                    NUMBER OF       TOTAL OPTIONS                                       PRICE APPRECIATION FOR
                                    SECURITIES       GRANTED TO                                             OPTION TERM(2)
                                UNDERLYING OPTIONS  EMPLOYEEES IN          EXERCISE      EXPIRATION    ------------------------
         NAME                       GRANTED(1)           2001             PRICE/SHARE       DATE            5%            10%
-------------------------------------------------------------------------------------------------------------------------------
John Murray                          53,334              5.2%               $ 15.64      11/20/2010    $1,359,107    $2,164,149
                                     30,000              2.9%                 14.11       12/5/2010       689,502     1,097,914
                                     11,374              1.1%                 16.43       9/18/2011       304,308       484,559
-------------------------------------------------------------------------------------------------------------------------------
William R. Roach                     30,000              2.9%                 14.11       12/5/2010       689,502     1,097,914
-------------------------------------------------------------------------------------------------------------------------------
John M. Buske                        26,667              2.6%                 14.11       12/5/2010       612,899       975,938
                                     26,667              2.6%                 16.43       9/18/2011       713,463     1,136,077
-------------------------------------------------------------------------------------------------------------------------------
David H. LePage                      10,667              1.0%                 14.11       12/5/2010       245,165       390,383
                                     10,000              1.0%                 16.43       9/18/2011       267,546       426,025
-------------------------------------------------------------------------------------------------------------------------------
Wellesley R. Foshay                   6,667              0.6%                 14.11       12/5/2010       153,231       243,995
                                      6,667              0.6%                 16.43       9/18/2011       178,370       284,031
-------------------------------------------------------------------------------------------------------------------------------
John C. Super                         5,334              0.5%                 14.11       12/5/2010       122,594       195,209
                                     16,667              1.6%                 16.43        9/8/2011       445,918       710,052
-------------------------------------------------------------------------------------------------------------------------------
G. Thomas Ahern                      13,334              1.3%                 14.11       12/5/2010       306,459       487,985
-------------------------------------------------------------------------------------------------------------------------------


(1) All options granted in 2001 were granted at 100% of the fair market value of the Company's common stock on the date of grant. Options vest ratably over a three-year period beginning one year from the date of grant and expire ten years following the date of grant. Effective October 26, 2001, the Company's Board of Directors authorized a 4-for-3 stock split, effective in the form of a stock dividend, of the then issued and outstanding shares of the Company's common stock. Accordingly, the number of securities underlying options have been adjusted to give retroactive effect to the split.

(2) Assumes appreciation in value from the date of grant to the end of the option term at the indicated rate. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

The following table provides information relating to the exercise of stock options during fiscal year 2001 and holdings of unexercised stock options at October 31, 2001 by the Company's Named Executive Officers.

                                                                           NUMBER OF
                                                                     SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS HELD             IN-THE-MONEY OPTIONS
                                    SHARES                            AT OCTOBER 31, 2001(1)             AT OCTOBER 31, 2001(1)
                                  ACQUIRED ON        VALUE      --------------------------------   --------------------------------
         NAME                      EXERCISE        REALIZED      EXERCISEABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----------------------------   --------------- ---------------  ---------------  ---------------   ---------------  ---------------
John Murray                         130,050     $  1,726,721           42,000          160,929       $   290,024     $    480,467
William R. Roach                    475,200        6,050,532           20,483           71,517           106,182          197,550
John M. Buske                            --               --               --           53,334                --            2,406
David H. LePage                          --               --           90,551           40,226           743,901          123,924
Wellesley R. Foshay                   8,001          131,541           60,756           28,446           446,322          104,515
John C. Super                         9,068          135,584           45,335           32,669           359,823           67,622
G. Thomas Ahern                     102,870        1,446,842           24,443           36,893           177,268          144,548


(1) Effective October 26, 2001, the Company's Board of Directors authorized a 4-for-3 stock split, effective in the form of a stock dividend, of the then issued and outstanding shares of the Company's common stock. Accordingly, the number of securities underlying options have been adjusted to give retroactive effect to the split.

(2) Values were calculated using a price of $14.20, the closing price of the Company's common stock as reported on NASDAQ on October 31, 2001.

                         OTHER COMPENSATION ARRANGEMENTS

John Murray, the Company's President and Chief Executive Officer entered into an Employment Agreement with the Company in June 2001. The agreement has a three-year term and is renewed annually. Among other things, this agreement provides for salary and bonus payments, as established by the Board of Directors, and grants of 65,000 stock options (based on continued employment) and 35,000 stock options (based on the achievement of annual performance goals) for each year of the agreement. If, during the term of the agreement, Mr. Murray is terminated without cause or resigns after a material adverse change or reduction in position or responsibilities, the agreement provides for salary payments for the remaining term of the agreement, pro rata bonus payments and stock option grants, as well as the immediate vesting of stock options. Mr. Murray also would be precluded from employment in any capacity, during the three years after termination of employment with the Company, in any business or activity competitive with the Company's principal businesses. The total amount payable by the Company under this agreement is approximately $750,000.

The Named Executive Officers, with the exception of Mr. Roach and Mr. Ahern, have each entered into an Employment Security Agreement ("Employment Security Agreement") with the Company. If there is a change in control of the Company, the Employment Security Agreement provides for a lump sum cash payment to the Named Executive Officer as long as the Named Executive Officer is still employed by the Company. In addition, within twelve months after a change in control, if the Named Executive Officer's employment is terminated without good cause or the Named Executive Officer should voluntarily terminate such employment with good reason, the Employment Security Agreement provides for severance payments equal to 12 to 24 months of current compensation. The following sets forth the potential cash payments to the Named Executive Officers:

                                     LUMP SUM          SEVERANCE         SEVERANCE
                                      PAYMENT           PAYMENTS           PERIOD
                                 -----------------  ----------------  ---------------
John Murray                           $250,000         $  500,000        24 months
John M. Buske                          160,000            240,000        18 months
Wellesley R. Foshay                    152,880            152,880        12 months
David H. LePage                        155,000            155,000        12 months
John C. Super                          140,000            140,000        12 months
                                      --------         ----------
                                      $857,880         $1,187,880
                                      ========         ==========

William R. Roach, the Company's former Chief Executive Officer, entered into a Severance and Non-Competition Agreement (the "Severance Agreement") with the Company in September, 1989. Mr. Roach's Severance Agreement provided for two years salary and benefits upon termination without cause or resignation after a material adverse change or reduction in position or responsibilities, and precludes employment in any capacity, during the two years after termination of employment with the Company, in any business or activity competitive with the Company's principal businesses. In November 2000, Mr. Roach resigned from the offices of Chairman of the Board and Chief Executive Officer of the Company pursuant to an agreement (the "CEO Agreement") that provided for, among other things, the continuation of his salary for two years (as provided in the Severance Agreement), continued coverage for two and one-half years under the Company's group medical and dental plans and continued coverage for two years under the Company's group life insurance plan. The CEO Agreement also provided for the payment of two years' premiums on the insurance plans, provision of office and secretarial services for six months and continuation of option vesting and exercise rights during the two years that he will continue to serve as a director. Mr. Roach also received reimbursement for legal fees of $15,000 incurred by him in evaluating and negotiating the CEO Agreement. The total cash payments to Mr. Roach under the CEO Agreement will be approximately $600,000 over two years.

                             STOCK PERFORMANCE GRAPH

In accordance with Securities and Exchange Commission regulations, the following performance graph compares the cumulative total stockholder return on the Company's common stock to the cumulative total return on the NASDAQ Composite Index and the weighted average return of a peer group (described below) for the five years ended October 31, 2001, assuming an initial investment of $100 and the reinvestment of all dividends.

The Company's current peer group consists of the following companies with training and education operations: Riverdeep Group plc, Lightspan, Inc., Smart Force plc, and Apollo Group, Inc. Riverdeep Group plc and Lightspan, Inc. have been added to the peer group for this Proxy Statement. The peer group prior to October 31, 2001 included Computer Learning Centers, Inc. During 2001, Computer Learning Centers, Inc. filed for bankruptcy protection and its stock is no longer traded. In order to provide a peer group larger than two companies, the Company added the two new companies. Both of these companies have training and education operations, and the Company believes the four companies in the new peer group will provide a reasonable basis for comparison. However, since these two new companies have not been publicly traded for the entire five-year period, they are included in the peer group as of October 31, 2001 and 2000, as if the investment had occurred when they became publicly traded. The stock performance graph shown below includes information for the three companies in the previous peer group as well as the four companies in the current peer group. Although the businesses of some of the companies in the current and previous peer groups include operations outside of the training and education industry, and/or serve markets different than those of the Company, the Company believes the selection of these companies for comparison purposes is reasonable.


                                     [GRAPH]

                   10/31/1996      10/31/1997      10/31/1998       10/31/1999     10/31/2000      10/31/2001
                   ----------      ----------      ----------       ----------     ----------      ----------
PLATO Learning       $100.0           42.3            41.5             29.9           138.1          106.7
Current Peer Group    100.0          148.4           102.0             88.8           151.9          127.0
Previous Peer Group   100.0          148.4           102.0             88.8           163.7          135.2
NASDAQ                100.0          130.5           145.0            242.8           275.9          138.4

                          REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors (the "Board") (a copy of which was attached to last year's Proxy Statement), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). In discharging its responsibilities for oversight of the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing any relationships between the accountants and the Company that might bear on the accountants' independence consistent with the Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the accountants any relationships that might impact the accountants' objectivity and independence and satisfied itself as to the accountants' independence. The Committee discussed and reviewed with the independent accountants the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent accountants' audit of the financial statements for the year ended October 31, 2001. The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended October 31, 2001 with management and the independent accountants. Management has the responsibility for preparation of the Company's financial statements and the independent accountants have the responsibility for the audit of those statements. Based upon the above-mentioned review and discussions with management and the independent accountants, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2001, for filing with the Securities Exchange Commission.

                                       AUDIT COMMITTEE
                                       Dr. Jack R. Borsting (Chair)
                                       Dr. Hurdis M. Griffith
                                       General Dennis J. Reimer

                                   PROPOSAL 2
                      APPROVAL OF THE PLATO LEARNING, INC.
                                 2002 STOCK PLAN

The Board of Directors has determined that, in order to give the Company the ongoing flexibility to attract and retain the management, employee and director talent necessary for the Company's continued success, the types of incentive compensation awards that can be granted to selected managers and employees and the number of shares of the Company's Common Stock that may be issued pursuant to such awards should be increased from present levels. This will provide an adequate reserve for the grant of options to key employees in the future and to provide ongoing automatic grants of stock options to non-employee directors. In addition, Company headcount has increased from 368 to 486 since October 2000 without increasing the number of shares available under the Company's stock plan. At the meeting of the Board of Directors on December 4, 2001, the Board approved, subject to stockholder approval, the proposed 2002 Stock Plan.

The Company's current plans, including the 1993 Stock Option Plan, 1997 Stock Incentive Plan, 2000 Stock Incentive Plan, 1993 Outside Director Stock Option Plan, 1994 and 1995 Outside Director Stock Option Plan, 1997 Non-Employee Directors Stock Option Plan and the 2000 Non-Employee Directors Stock Option Plan, were originally adopted with authorizations of 866,667 shares, 800,000 shares, 933,334 shares, 28,000 shares, 20,000 shares, 133,334 shares, and 266,667 shares, respectively. These amounts are all adjusted for the 4 for 3 stock split in October 2001. As of January 18, 2001 options to purchase 1,858,762 shares were reserved for issuance under these plans; and 164,930 shares remained available for awards under these plans. Substantially all of these shares are available under the 2000 Non-Employee Directors Stock Option Plan.

The proposed 2002 Stock Plan would allow the Company to grant to employees and non-employee directors incentive awards in the form of stock options, stock appreciation rights and restricted stock. The 2002 Stock Plan authorizes 1,700,000 shares of the Company's Common Stock to be issuable or transferable pursuant to awards under the plan.

While the Board of Directors recognizes the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards. The Board of Directors selected 1,700,000 shares for the 2002 Stock Plan considering (1) such number would be sufficient to provide shares for potential awards for at least the next three years, and (2) the potential dilutive effect as of January 9, 2002 of the 2002 Stock Plan and the number of options remaining unissued under the Company's other stock incentive and stock option plans is approximately 24%. The Company anticipates this dilution will be reduced to less than 20% within twelve months due to options that are exercised and potential acquisition activity.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 2002 Stock Plan, a quorum being present.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted for the approval of the 2002 Stock Plan.

               PLATO LEARNING, INC. 2002 STOCK PLAN (THE "PLAN")

A summary of the 2002 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2002 Plan, which is attached to this Proxy Statement as Appendix A.

The primary purposes of the 2002 Plan are to promote the long-term success of the Company and its stockholders by strengthening the Company's ability to attract and retain highly competent employees to serve as officers and in other key roles, and non-employee directors and to provide a means to encourage stock ownership and proprietary interest in the Company. The granting of awards under the 2002 Plan is consistent with the Company's goals of providing total employee and director compensation that is competitive in the marketplace recognizing meaningful differences in individual performance, fostering teamwork and offering the opportunity to earn above-average rewards when merited by individual and corporate performance. Any employee or director of (1) the Company, (2) any entity that is directly or indirectly controlled by the Company, or (3) any entity in which the Company has a significant equity interest, may be recommended by the Compensation Committee for approval by the Board of Directors to receive one or more awards under the 2002 Plan. As of January 18, 2002, the Company and its subsidiaries had 486 full-time employees and six non-employee directors.

Under the 2002 Plan, employee participants may receive stock options, or stock awards, as discussed in greater detail below. The Compensation Committee will generally recommend to the Board of Directors, for approval by the Board, the type or types of awards to be made to each participant; however, the Compensation Committee in its sole discretion will approve all awards to the Chief Executive Officer of the Company. Awards may be granted singly, in combination, or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity.

The 2002 Plan includes authorization of 1,700,000 shares of Company common stock in order to provide an adequate reserve for the grant of options to key employees in the future and to provide ongoing automatic grants of stock options to non-employee directors. Of the 1,700,000 shares available for future awards under the 2002 Plan, no more than 10,000 shares may be granted as restricted shares.

The performance criteria that may be used by the Compensation Committee in granting awards under the 2002 Plan include achievement of strategic objectives, profitable growth, individual employee performance, or overall Company performance, where such goals may be stated in absolute terms or relative to comparable companies.

Stock Options. A stock option represents a right to purchase a specified number of shares of the Company's Common Stock during a specified period as recommended to the Board by the Compensation Committee. The purchase price per share for each stock option granted under the 2002 Plan may not be less than 100% of Fair Market Value of the Company's Common Stock on the date of grant, subject to certain exceptions. "Fair Market Value" for all options granted under the 2002 Plan is defined as the closing price of a share of the Company's Common Stock on the NASDAQ National Market System for the date in question. A stock option may be in the form of an incentive stock option ("ISO"), which complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonqualified stock option. Each option granted under the plan vests in accordance with the schedule approved by the Board of Directors or the Compensation Committee. Vesting can only occur so long as the participant remains in continuous service from the grant date through the vesting date. Each option terminates eight years from the date of grant. In the event an employee retires from the company, they will be given three years to exercise their vested options. In the event an employee terminates employment from the company (other than upon death, disability, retirement or for cause), they shall have the right to exercise all vested options under the Plan for 90 days after the employee ceases employment from the company. The shares covered by a stock option may be purchased by (1) cash payment; (2) tendering (or attesting to ownership) shares of the Company's Common Stock; (3) third-party exercise transactions; or (4) any combination of these methods.

Non-Employee Director Options. Under several previous director stock option plans, the Company has made grants of stock options to non-employee directors in previous years. See "Director Compensation" above. The non-employee directors will receive automatic grants at the 2002 annual meeting under the 2000 Non-Employee Directors Stock Option Plan. Starting with the 2003 annual meeting, such automatic grants will be made under the 2002 Plan. The 2002 Plan also provides for limited additional discretionary grants to the directors, as described below.

Under the 2002 Plan, each non-employee director who, after March 14, 2002 is (i) elected for the first time, shall, as of the date of such election, automatically be granted a stock option to purchase 13,500 shares, or (ii) re-elected and not being elected for the first time, or serving an unexpired term as a director of the Company at the annual shareholders meeting shall, as of the date of such re-election automatically be granted a stock option to purchase 6,750 shares as an annual grant, 3,500 shares for meeting involvement, 3,500 shares to any non-employee director who is serving as Chairman of the Board, and 1,350 shares of Stock to committee chairs. All such options will be non-qualified stock options subject to the same terms as then in effect for officers and key employees of the Company, except that, upon termination of such director's service as a director after serving more than five years on the Board, the unexercised portion of an option held by such director shall be exercisable through the original term of the option. Upon termination of such director's service before the director has served more than five years on the Board, other than upon death or disability, the unexercised portion of an option held by such director shall be exercisable for a period of 90 days after termination. Subject to the foregoing, all provisions of the 2002 Plan not inconsistent with the foregoing shall apply to these options, except that any such options shall be administered solely by the Board of Directors and not by the Compensation Committee.

Nothing in the 2002 Plan limits the right of the Board of Directors to issue Stock Options to any non-employee director under the terms of the 2002 Plan in addition to those provided for under automatic grant provision, provided that no non-employee director shall be granted options under the 2002 Plan in excess of 17,000 shares in any director year. A director year starts as of the annual meeting date and ends the day before the next year's annual meeting date.

Restricted Stock. Restricted stock awards may be subject to conditions and restrictions established by the Compensation Committee and set forth in the award agreement. Up to 10,000 shares of restricted stock may be granted under the 2002 Plan.

General. The aggregate number of shares of the Company's Common Stock, which may be transferred to participants under the 2002 Plan, is 1,700,000. The aggregate number of shares of the Company's Common Stock that may be covered by awards granted to any single individual under the 2002 Plan may not exceed 150,000 shares per fiscal year of the Company. Any or all of the shares under the 2002 Plan may be granted in the form of incentive stock options, nonqualified stock options or restricted stock.

In the event of a stock dividend, stock split or other change affecting the shares or share price of Common Stock, the Committee will adjust all shares of Common Stock available for issuance and outstanding under previously granted awards in an equitable manner as determined by the Compensation Committee. The Committee will also appropriately amend outstanding awards as to price and other terms. The Committee will also appropriately adjust the shares reserved and available for distribution under the 2002 Plan.

Awards granted under the 2002 Plan shall not be transferable or assignable other than: (1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that such transfer and the subsequent exercise does not violate any federal or state securities law; or (3) pursuant to a qualified domestic relations order (as defined by the Code).

Change in Control. Upon the occurrence of a Change in Control as defined in the 2002 Plan, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges: (a) any and all outstanding Options will become immediately exercisable, and will remain exercisable throughout their entire term; (b) any Restriction Periods or other restrictions imposed on Restricted Stock, will lapse. Notwithstanding any other provision of the 2002 Plan or any provision in an Award Agreement, the provision on Changes in Control may not be terminated, amended or modified on or after the effective date of a Change in Control in a way that would adversely affect any Award theretofore granted to a Participant, unless the Participant gives his or her prior written consent to the amendment.

Federal Income Tax Consequences. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option is exercised, when restrictions on restricted stock lapse, the federal income tax consequences may be summarized as follows:

    1. In the case of an exercise of a non-qualified option, the participant will recognize ordinary income in an amount equal to the difference between the option price and the Fair Market Value of the Company's Common Stock on the exercise date.

    2. In the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Company's Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

    3. In the case of an ISO there is no tax liability at the time of exercise. However, the excess of the Fair Market Value of the Company's Common Stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

    4. Upon the exercise of a non-qualified option or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. The Company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above.

    5. The Company may not deduct compensation of more that $1,000,000 that is paid in a taxable year to certain "covered employees" as defined in
          Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to stock options granted under the 2002 Plan is qualified performance-based compensation and therefore not subject to the deduction limit. This conclusion is based, in part, on the provision that imposes a limit of 150,000 options that may be granted to any person in one year.

Administration of the 2002 Plan. The 2002 Plan will be administered by the Compensation Committee, which has broad and exclusive authority to administer and interpret the 2002 Plan and its provisions, as it deems necessary and appropriate. All decisions made by the Compensation Committee are final and binding on all persons affected by such decisions.

The 2002 Plan may be amended by the Compensation Committee as it deems necessary or appropriate, except that any amendment for which stockholder approval is required for the Plan to continue to comply with the requirements of Section 162(m) of the Code must be approved by affirmative vote of the stockholders in the manner described in the following paragraph prior to becoming effective.

The 2002 Plan will become effective on the date it is approved by the affirmative vote of the holders of a majority of the stockholders present or represented, and entitled to a vote, at the Annual Meeting.

                                   PROPOSAL 3
              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                          TO INCREASE AUTHORIZED SHARES

At the meeting of the Board of Directors on December 4, 2001, the Board approved, subject to stockholder approval, an amendment to the Company's Amended Certificate of Incorporation (the "Common Stock Amendment") that would increase the number of shares of Common Stock, par value $0.01 per share, that the Company is authorized to issue from 25 million shares to 50 million shares. The amendment to the Amended Certificate of Incorporation will take the following form:

                    "Section 1 of Article Four is hereby amended in its entirety to read as follows:

                    50,000,000 shares of Common Stock, par value $.01 per share."

As of January 18, 2002, 16,433,605 shares of Common Stock were outstanding and approximately 165,000 shares were reserved for issuance under the Company's stock incentive and stock options plans. An additional 1,700,000 shares will be reserved for issuance if stockholders approve Proposal 2, above, relating to the authorization of additional shares for issuance under the Company's 2002 Stock Plan.

The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will benefit the Company by improving its flexibility in responding to future business needs and opportunities. The additional authorized shares could be used for possible stock splits, future acquisitions, financings, stock dividends and other corporate purposes.

If the Common Stock Amendment is approved, the Board would be authorized to issue shares of Common Stock without additional stockholder approval, subject to the rules of the NASDAQ National Stock Market, the terms of any agreements or securities the Company may enter into or issue in the future, if any, and applicable law. Under current NASDAQ rules, stockholder approval is generally required to issue shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, in one or a series of related transactions, if such shares represent 20% or more of the voting power of outstanding shares of the Company. However, shares of Common Stock issued for cash in a public offering are excluded from this stockholder approval requirement, as are shares of Common Stock issued for cash in a private offering at a price greater than or equal to both book value and market value of the Common Stock. NASDAQ rules also require stockholder approval for an issuance of shares that would result in a change of control of the Company as well as for stock issuances in connection with certain benefit plans or related party transactions

Subject to such limits, shares of Common Stock could be issued in one or more transactions. An issuance of additional shares of Common Stock could have the effect of diluting the Company's earnings per share and book value per share of Common Stock and the stock ownership of existing stockholders. The Board of Directors has no present plans, understandings or agreements to issue any additional shares except pursuant to the Company's stock incentive and stock option plans, including the 2002 Stock Plan that is described under Proposal 2, above.

Increasing the authorized Common Stock of the Company may have certain anti-takeover effects such as deterring certain mergers, tender offers and proxy contests or other takeover attempts that some or a majority of stockholders may deem to be in their best interests. Management is not aware of any specific attempt to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy contest or other takeover device. In addition, the proposed amendment is not part of a plan to adopt further amendments to the Company's Certificate of Incorporation that would affect the ability of third parties to take over or change control of the Company.

The additional shares of Common Stock that would be authorized by the Common Stock Amendment would have the same rights and privileges as, and otherwise be identical to, the shares of Common Stock currently authorized and outstanding. Holders of the Company's shares have no preemptive rights and, as a result, existing stockholders would not have any preferential right to purchase any of the additional shares of Common Stock when issued.

If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Common Stock Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted for the approval of the Common Stock Amendment.

                                   PROPOSAL 4
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has re-appointed the accounting firm of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending October 31, 2002. A proposal to ratify this appointment will be presented at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1992. A representative from PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Stockholder approval of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's By-Laws or otherwise. However, the Board is submitting the appointment of PricewaterhouseCoopers LLP to stockholders for approval as a matter of good corporate practice. Should stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

AUDIT FEES. The aggregate fees of PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of the Company's annual financial statements for 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for 2001 are estimated to be $136,000, of which $98,000 were billed as of October 31, 2001.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.
PricewaterhouseCoopers LLP did not render any professional services for information technology services relating to financial information systems design and implementation for 2001.

ALL OTHER FEES. The aggregate fees billed by PricewaterhouseCoopers LLP for other professional services in 2001 were $186,000. These services consisted primarily of tax planning and compliance and services rendered in connection with registration statements, acquisitions and consents.

The Audit Committee has determined the rendering of non-audit professional services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the appointment of PricewaterhouseCoopers LLP. Abstentions will have the same effect as votes against the appointment and non-votes will reduce the number of shares considered present and entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 4. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

                                OTHER INFORMATION

The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% beneficial owners are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all
Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the company and written representations from the executive officers and directors, the company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during 2001, except as follows: Mr. Ahern and Dr. Stellar each made a late filing reporting one market transaction a few days after the filing deadline. In addition, Messrs. Ahern and Super each made a late filing to report one transaction involving shares within the Company's Employee Stock Purchase Plan. All of these were inadvertent omissions, and the forms were filed promptly upon discovery of the oversight.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ending October 31, 2002, is expected to be held on or about March 13, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about February 3, 2003. Except as indicated below, stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before October 1, 2002. Additionally, if the Company receives notice of a stockholder proposal after December 21, 2002, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e), and the persons named in proxies solicited by the Board of Directors of the Company for its 2003 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

The Bylaws of the Company establish an advance notice procedure with regard to
(i) certain business to be brought before an Annual Meeting of Stockholders of the Company; and (ii) the nomination by stockholders of candidates for election as directors.


BY THE ORDER OF THE BOARD OF DIRECTORS,




Steven R. Schuster
Corporate Secretary

                                   APPENDIX A

                              PLATO LEARNING, INC.
                                 2002 STOCK PLAN

         SECTION 1.  GENERAL PURPOSE AND DURATION OF PLAN.

         1.1 GENERAL PURPOSE OF PLAN. The name of this plan is the PLATO Learning, Inc. 2002 Stock Plan (the "Plan"). The purpose of the Plan is to enable PLATO Learning, Inc. and its Affiliates (hereinafter, the "Company") to retain and attract executives and other key employees, and non-employee directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

         1.2 DURATION OF PLAN. The Board of Directors of the Company approved the Plan on December 4, 2001. The Plan shall be effective on March 14, 2002 subject to the ratification by an affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting of Stockholders of the Company to be held on March 14, 2002, or at any adjournment thereof. If the Plan is so approved by the shareholders as described above, the Plan will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Section 9, until all Shares subject to it pursuant to
Section 4.1 have been issued or transferred according to the Plan's provisions. In no event may an Award be granted under the Plan on or after March 14, 2012.

         1.3 REGISTRATION OF SHARES. The offering of the shares hereunder shall be also subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

         SECTION 2.  DEFINITIONS.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         "AFFILIATE" means any corporation (or partnership, joint venture, Affiliate, or other enterprise) of which the Company owns or controls, directly or indirectly, at least fifty percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). Notwithstanding the foregoing, for purposes of determining whether an employee has terminated employment with the Company and all Affiliates, "Affiliates" means any corporation (or partnership, joint venture, Affiliate, or other enterprise) of which the Company owns or controls, directly or indirectly, at least ten percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

         "AWARD" means, individually or collectively, a grant under this Plan to a Participant of Nonqualified Stock Options, Incentive Stock Options, and Restricted Stock.

         "BOARD" means the Board of Directors of the Company, as it may be comprised from time to time.

         "CAUSE" means: (a) the willful and continued failure of the Participant substantially to perform his or her duties with or for the Company or an Affiliate; (b) the Participant's engaging in conduct that is significantly injurious to the Company or an Affiliate, monetarily or otherwise; or (c) the Participant's commission of a crime that is significantly injurious to the Company or an Affiliate, monetarily, reputationally or otherwise. An act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. For purposes of this Plan, if a Participant is convicted of a crime or pleads nolo contendere to a criminal charge, he or she will conclusively be deemed to have committed the crime. The Committee has the discretion, in other circumstances, to determine in good faith, from all the facts and circumstances reasonably available to it, whether a Participant who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Plan.

         "CHANGE IN CONTROL" of the Company will be deemed to have occurred (as of a particular day, as specified by the Board) as of the first day any one or more of the following events has occurred. (a) Any Person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than fifty percent of the combined voting power of the Company's then outstanding securities. (b) During any period of twenty-six consecutive months beginning on or after the Effective Date, individuals who at the beginning of the period constituted the Board cease for any reason (other than death, Disability or voluntary Retirement) to constitute a majority of the Board. For this purpose, any new Director whose election by the Board, or nomination for election by the company's shareholders, was approved by a vote of at least a majority of the Directors then still in office, and who either were Directors at the beginning of the period or whose election or nomination for election was so approved, will be deemed to have been a Director at the beginning of any twenty-six month period under consideration. (c) The shareholders of the Company approve: (i) a plan of complete liquidation or dissolution of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or
(iii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         "COMMITTEE" means the Compensation Committee referred to in Section 3.1 of the Plan. If at any time no Compensation Committee shall be in office, then the Board shall exercise the functions of the Compensation Committee specified in the Plan, unless the Plan specifically states otherwise.

         "COMPANY" means PLATO Learning, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation).

         "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator, provided that such leave of absence is for a period of 90 days or less, unless reemployment after such leave of absence is guaranteed by contract or statute.

         "DISABILITY" means (a) long-term disability as defined under the long-term disability plan of the Company or an Affiliate that covers that individual, or (b) if the individual is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act. Notwithstanding the foregoing, for purposes of determining the period of time after termination of employment during which a Participant may exercise an Incentive Stock Option, "Disability" will have the meaning set forth in Section 22(e)(3) of the Code, which is, generally, that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve months.

         "ELIGIBLE" means any employee of the Company or any of its Affiliates. Directors who are not employed by the Company or its Affiliates will be considered Eligible under this Plan, but only for purposes of Awards of Nonqualified Stock Options.

         "FAIR MARKET VALUE" of Stock on any given date shall be determined by the Committee as follows: (a) if the Stock is listed for trading, on the National Association of Securities Dealers, Inc. (NASDAQ) National Market System or one or more national securities exchanges, the last reported sales price on the NASDAQ or such principal exchange on the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on the NASDAQ or such principal exchange on the first day prior thereto on which such Stock was so traded; or (b) if (a) is not applicable, by any means determined fair and reasonable by the Committee, which determination shall be final and binding on all parties.

         "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         "NON-EMPLOYEE DIRECTOR" means a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

         "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option" or an Incentive Stock Option that ceases to so qualify due to an amendment to such Stock Option.

         "OUTSIDE DIRECTOR" means a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company;
(b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. The provisions of Code Section 162(m) and regulations promulgated thereunder shall further govern this definition.

         "PARTICIPANT" means an Eligible employee who has been selected by the Committee to participate in the Plan and who has outstanding an Award granted under the Plan. The term "Participant" will include Directors who are not employees of the Company or an Affiliate only if they are chosen to receive Awards of Non-Qualified Stock Options.

         "RESTRICTED STOCK" means an award of shares of Stock that are subject to restrictions under Section 7 below.

         "RETIREMENT" means Normal Retirement or Early Retirement. (i) "Normal Retirement" means retirement from active employment with the Company and any Affiliate of the Company on or after age 65; or termination of employment on or after (a) reaching the age established by the Company as the normal retirement age in any employment agreement between the Participant and the Company or an Affiliate, or, in the absence of such an agreement (b) reaching age sixty-two with ten years of service with the Company or an Affiliate, provided the retirement is approved by the Chief Executive Officer of the Company, unless the Participant is an officer subject to Section 16 of the Exchange Act, in which case the retirement must be approved by the Committee. (ii) "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Affiliate of the Company, when a minimum of 70 is determined by totaling the age of the employee and the number of years of service as an active employee with the Company.

         "SHARES" means the shares of Common Stock, $0.01 par value, of the Company.

         "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 6 below.

         SECTION 3.  ADMINISTRATION.

         3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board of Directors or by a Committee appointed by the Board of Directors of the Company consisting of at least two Directors, all of whom shall be Outside Directors and Non-Employee Directors, who shall be appointed from time to time by, and serve at the discretion of, the Board.

         3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, and (iii) Restricted Stock.

         In particular, the Committee shall have the authority: (i) to select the officers and other key employees of the Company and its Subsidiaries and other eligible persons to whom Stock Options or Restricted Stock may from time to time be granted hereunder; (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options or Restricted Stock or a combination of each, are to be granted hereunder; (iii) to determine the number of shares to be covered by each such award granted hereunder; (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto), which authority shall be exclusively vested in the Committee (and not the Board); provided, however, that in the event of a merger or asset sale, the applicable provisions of Section 8 of the Plan shall govern the acceleration of the vesting of any Stock Option; and (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan, as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate to the President and/or Chief Executive Officer of the Company the authority to exercise the powers specified in (i), (ii), (iii), (iv) and (v) above with respect to persons who are not either the chief executive officer of the Company or the four highest paid officers of the Company other than the chief executive officer.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

         SECTION 4.  STOCK SUBJECT TO PLAN.

         4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,700,000. The number of shares reserved and available for distribution will be subject to adjustment as described in Section 4.2. Such shares may consist, in whole or in part, of authorized and unissued shares. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to the Award will again be available for the grant of an Award under the Plan.

         4.2 ADJUSTMENTS IN AUTHORIZED SHARES. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of Shares is increased through the payment of a stock dividend, then the Committee will substitute for or add to each Share previously appropriated, later subject to, or which may become subject to, an Award, the number and kind of shares of stock or other securities into which each outstanding Share was changed for which each such Share was exchanged, or to which each such Share is entitled, as the case may be. The Committee will also appropriately adjust the shares reserved and available for distribution under the Plan. The Committee will also appropriately amend outstanding Awards as to price and other terms, to the extent necessary to reflect the events described above. If there is any other change in the number or kind of the outstanding Shares, of any stock or other securities into which the outstanding Shares have been changed, or for which they have been exchanged, the Committee may, in its sole discretion, appropriately adjust any Award already granted or which may be afterward granted. Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

         SECTION 5.  ELIGIBILITY.

         Officers, other key employees of the Company or Affiliate, and members of the Board of Directors, who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options under the Plan. The Committee, in its sole discretion, from among those eligible, shall select the Participants and participants under the Plan from time to time and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

   Notwithstanding the foregoing, no person shall receive grants of Stock Options under this Plan, which exceeds 150,000 shares during any fiscal year of the Company.

         SECTION 6.  STOCK OPTIONS.

         6.1 GRANT OF OPTIONS. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Stock Options shall be granted under the Plan on or after March 14, 2012. The Committee shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options, or both types of options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Stock Option as an Incentive Stock Option provided the Participant consents in writing to the modification or amendment.

         6.2 AWARD AGREEMENT. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

         6.3 OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be no less than 100% of Fair Market Value on the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Affiliate and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of Fair Market Value of the Stock on the date the option is granted. The Committee may not reprice options without shareholder approval.

         6.4 OPTION TERM. The Committee shall fix the term of each Stock Option, but no Stock Option shall be exercisable more than eight years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or Affiliate and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         6.5 EXERCISABILITY. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant, subject to the restrictions stated in Section 6.4 above. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof, whether or not the Participant is then employed by the Company, if such action is deemed to be in the best interests of the Company; provided, however, that in the event of a Change in Control, the provisions of Section 8 shall govern vesting acceleration. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

         6.6 METHOD AND PAYMENT OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the Participant (which in the case of Stock acquired upon exercise of an option have been owned for more than six months on the date of surrender) or, in the case of the exercise of a Non-Qualified Stock Option (based, in each case, on Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of restricted stock under another plan of the Company, the Participant will receive a portion of the option shares in the form of, and in an amount equal to, the restricted stock tendered as payment by the Participant. No shares of Stock shall be issued until full payment therefore has been made. A Participant shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12.2.

         6.7 NON-TRANSFERABILITY OF OPTIONS. No Incentive Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such Incentive Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Non-Qualified Stock Options may be transferred by gift, without consideration, by the Participant under a written instrument acceptable to the Committee, to a member of the Participant's family, as defined in Section 267 of the Code, or to a trust or similar entity whose sole beneficiaries are the Participant and/or members of the Participant's family or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that such transfer and the exercise thereof shall not violate any federal or state securities laws. Upon the transfer, the done shall have all rights of the Participant and shall be subject to all the terms and conditions imposed on such Options.

         6.8 TERMINATION BY DEATH. If a Participant's employment by the Company and any Affiliate terminates by reason of Death, any Stock Option may thereafter be exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, but may not be exercised after twelve months from the date of such Death or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Death, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         6.9 TERMINATION BY REASON OF DISABILITY. If a Participant's employment by the Company and any Affiliate terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability, but may not be exercised after twelve months from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         6.10 TERMINATION BY REASON OF RETIREMENT. If a Participant's employment by the Company and any Affiliate terminates by reason of Retirement, any Stock Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to Retirement, but may not be exercised after thirty-six months from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

         6.11 OTHER TERMINATION. If a Participant's Continuous Status as an Employee terminates (other than upon the Participant's Death, Disability or Retirement), any Stock Option held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason other than Death, Disability or Retirement and if pursuant to its terms any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option. In the event a Participant's employment with the Company is terminated for Cause, all unexercised Options granted to such Participant shall immediately terminate. In the event a Participant's employment with the Company is terminated without cause, and the Participant subsequently violates the terms of ay non-compete agreement in place with the Company, all unexercised options granted to such Participant that are still in effect will immediately terminate.

         6.12 TRANSFER, LEAVE OF ABSENCE, ETC. For purposes of the Plan, the following events shall not be deemed a termination of employment: (a) a transfer of an employee from the Company to an Affiliate, or from an Affiliate to the Company, or from one Affiliate to another; (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

         6.13 ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Affiliate is exercisable for the first time by an Participant during any calendar year shall not exceed $100,000.

         6.14 GRANTS OF STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS. Each Non-Employee Director who, after March 14, 2002 is (i) elected for the first time, shall, as of the date of such election, automatically be granted a Stock Option to purchase 13,500 shares of Stock, or (ii) re-elected and not being elected for the first time, or serving an unexpired term as a Director of the Company at the annual meeting of holders of the common Stock of the Company shall, as of the date of such re-election automatically be granted a Stock Option to purchase 6,750 shares of Stock as an annual grant, 3,500 shares of Stock for meeting involvement, 3,500 shares of Stock to any Non-Employee Director who is serving as Chairman of the Board, and 1,500 shares of Stock to Committee Chairs, at an option price per share equal to 100% of Fair Market Value of the Company's Stock on such date. In the case of a special meeting, the action of the holders of shares in electing a Non-Employee Director shall constitute the granting of the Stock Option to such Director and, in the case of an annual meeting, the action of the holders of shares in electing or re-electing a Non-Employee Director shall constitute the granting of the Stock Option to such Director and to any other Non-Employee Director who shall be designated as serving an unexpired term as a Director of the Company in the notice or proxy materials for the meeting; and the date when the holders of shares shall take such action shall be the date of grant of the Stock Option. All such Options shall be designated as Non-Qualified Stock Options and shall be subject to the same terms and provisions as are then in effect with respect to the grant of Non-Qualified Stock Options to officers and key employees of the Company, except that notwithstanding the provisions in Section 6.11, upon termination of such Director's service as a Director of the Company after the Director has served more than five years on the Board of the Company, the unexercised portion of an Option held by such Director shall be exercisable through the original term of the option. Upon termination of such Director's service as a Director of the Company before the Director has served more than five years on the Board of Directors, the unexercised portion of an Option held by such Director shall be exercisable for a period of 90 days after termination. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to Options granted pursuant to this Section 6.14, except that any Options granted to a Non-Employee Director shall be administered in accordance with the terms of this Plan solely by the Board of Directors and not by the Committee. Nothing herein shall limit the right of the Board of Directors to issue Stock Options to any Non-Employee Director under the terms of this Plan in addition to those provided for under this Section 6.14, provided that no Non-Employee Director shall be granted Stock Options under this Plan, including the Options awarded under this Section 6.14, in excess of 17,000 shares in any director year. A director year starts as of the annual meeting date and ends the day before the next year's annual meeting date.

         SECTION 7.  RESTRICTED STOCK.

         7.1 ADMINISTRATION. Up to 10,000 shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         7.2 AWARDS AND SHARES. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions. Each participant shall be issued a stock certificate or held in a restricted account with the Company's transfer agent, in respect of shares of Restricted Stock awarded under the Plan. Such certificate or account shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form: "The transferability of the certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the PLATO Learning, Inc. 2002 Stock Plan and an Agreement entered into between the registered owner and the Company." The Committee shall require that the stock certificates or accounts evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power endorsed in blank, relating to the Stock covered by such award.

         7.3 RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

                  7.3.1 Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)), until the end of the applicable Restriction Period as specified in the Aard Agreement. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate. The Committee may, in its discretion, require a Participant's guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

                  7.3.2 Except as provided in Section 7.3.1, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock to the extent shares are available under Section 4.1. Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

                  7.3.3 Subject to the provisions of the award agreement and
         Section 7.3.4, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

                  7.3.4 In the event of special hardship circumstances of a participant whose employment is terminated (other that for Cause), including Death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

         SECTION 8.  CHANGE IN CONTROL.

         Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges: (a) any and all outstanding Options will become immediately exercisable, and will remain exercisable throughout their entire term; (b) any Restriction Periods or other restrictions imposed on Restricted Stock, will lapse. Notwithstanding any other provision of this Plan or any provision in an Award Agreement, this Section 8 may not be terminated, amended or modified on or after the effective date of a Change in Control in a way that would adversely affect any Award theretofore granted to a Participant, unless the Participant gives his or her prior written consent to the amendment.

         SECTION 9.  AMENDMENTS AND TERMINATION.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of a Participant under a Stock Option theretofore granted, without the Participant's consent, or (ii) which without the approval of the shareholders of the Company would cause the Plan to no longer comply with Section 422 of the Code, Section 162(m) of the Code, applicable NASDAQ or exchange requirements or any other regulatory requirements.

   The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively to the extent such amendment is consistent with the terms of this Plan, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. However, the Committee may not reprice options, either by lowering the exercise price of outstanding options or canceling outstanding options and granting replacement options with lower exercise prices, without shareholder approval.

         SECTION 10.  WITHHOLDING.

         10.1 TAX WITHHOLDING. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan. No Award Agreement will permit reload options to be granted in connection with any Shares used to pay a tax withholding obligation.

         Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company, and an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 10.1. Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

         10.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

         SECTION 11.  SUCCESSORS.

         All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

         SECTION 12.  LEGAL AND GENERAL PROVISIONS.

         12.1 UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

         12.2 LEGENDS ON CERTIFICATES. The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         12.3 RIGHTS OF EMPLOYEES. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Affiliate any right to continued employment with the Company or a Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, or an Affiliate to terminate the employment of any of its employees at any time. No Eligible employee will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

         12.4 SEVERABILITY. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

         12.5 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

         12.6 AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

         12.7 GOVERNING LAW. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Minnesota.

                              PLATO LEARNING, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                            THURSDAY, MARCH 14, 2002
                                   12:00 NOON

                              RADISSON HOTEL SOUTH
                                  & PLAZA TOWER
                            7800 NORMANDALE BOULEVARD
                           MINNEAPOLIS, MN 55439-3145


[PLATO LOGO]     PLATO LEARNING, INC.
                 10801 NESBITT AVENUE SOUTH
                 BLOOMINGTON, MN 55437

                                                                           PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MARCH 14, 2002.

The shares of stock you own in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

By signing the proxy, you revoke all prior proxies and appoint John Murray, and/or John M. Buske, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments thereof.



                      See reverse for voting instructions.

TO VOTE YOUR PROXY:


Complete, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to
PLATO Learning, Inc., c/o Shareowner Services(sm), P.O. Box 64873, St. Paul, MN 55164-0873.


                                                \/ Please detach here \/

                            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.


1. Election of Class III Director:      01  Gen. Dennis J. Reimer       [ ]  Vote FOR nominee       [ ] Vote WITHHELD
                                            USA (Ret.)                                                  from nominee

2. To approve the PLATO Learning, Inc. 2002 Stock Plan.       [ ] For            [ ]  Against       [ ]   Abstain

3. To approve an amendment to Amended Certificate of          [ ] For            [ ]  Against       [ ]   Abstain
   Incorporation to increase the number of authorized
   shares of Common Stock.

4. Ratification of the appointment of                         [ ] For            [ ]  Against       [ ]   Abstain
   PricewaterhouseCoopers LLP as the Company's independent
   accountants for the fiscal year ending October 31, 2002.

In their discretion upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH
PROPOSAL.

Address Change?  Mark Box. [ ]
Indicate changes below:                                           Date_____________________________________________

                                                              --------------------------------------------------------
                                                              |                                                       |
                                                              |                                                       |
                                                              |                                                       |
                                                              |                                                       |
                                                              --------------------------------------------------------

                                                              Signature(s) in Box
                                                              Please sign exactly as your name(s) appear on Proxy. If
                                                              held in joint tenancy, all persons must sign. Trustees,
                                                              administrators, etc. should include title and authority.
                                                              Corporations should provide full name of corporation and
                                                              title of authorized officer signing proxy.